EXHIBIT 99.1

Simmons First Announces First Quarter Earnings

PINE BLUFF, Ark., April 19, 2012 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) today announced net income of $6.4 million for the quarter ended March 31, 2012, an increase of $1.3 million, or 25.4%, compared to the same period in 2011. Diluted earnings per share for the quarter ended March 31, 2012, were $0.37, an increase of $0.08, or 27.6%.

"Obviously, we are pleased with our first quarter earnings performance. We benefited significantly from continued pristine asset quality which has resulted in a reduction in our provision for loan losses, and our on-going efficiency initiatives that resulted in a decrease in our non-interest expense," commented J. Thomas May, Chairman and CEO.

Total assets were $3.3 billion at March 31, 2012, an increase of 1.6% from March 31, 2011.

Loans

Total loans, including those covered by FDIC loss share agreements, were $1.7 billion at March 31, 2012, a decrease of $155 million, or 8.5%, from the same period in 2011. Loans covered by FDIC loss share agreements, which provide 80% Government guaranteed protection against credit risk on those covered assets, were $130 million at March 31, 2012, down $79 million from the same period in 2011. "Concerning our loss share portfolio, the decrease results from the planned liquidation of the guaranteed problem assets acquired from the FDIC. Regarding our legacy portfolio, we experienced a decrease of $76 million, or 4.7%, compared to March 31, 2011. Additionally, like the rest of the financial industry in Arkansas, we continue to experience soft loan demand as a result of the overall general economic environment. However, on a positive note, when compared to our last four quarters we see some improvement in loan demand. In fact, when we normalize for seasonality in the first quarter, our loan portfolio was relatively flat to our fourth quarter of 2011. Considering the challenges of the economy, we view this as a positive and it allows us to be cautiously optimistic that we are beginning to see somewhat improved loan demand. However, only time will tell and as is our philosophy, we will continue to be patient and prepared to meet the needs of the customer," commented May.

Deposits

At March 31, 2012, total deposits were $2.7 billion, an increase of $53 million, or 2.0%, compared to the same period in 2011. "While we continue our efforts to manage our high levels of liquidity, which is a challenge for the entire banking industry in this low rate environment, we remain focused on creating core deposit growth. We are very pleased with our ratio of non-time deposits as a percent of total deposits, which is a very favorable 68%," added May.

Net Interest Income

The Company's net interest income for the first quarter of 2012 increased 3.3% to $27.7 million compared to the same period of 2011. The increase was primarily due to additional yield accretion recognized as a result of updated estimates of the cash flows of the loan pools acquired in the Company's 2010 FDIC-assisted transactions. Each quarter, the Company estimates the cash flows expected to be collected from the acquired loan pools, and adjustments may or may not be required. Beginning in the fourth quarter of 2011, the cash flows estimate has increased based on payment histories and reduced loss expectations of the loan pools. This resulted in increased interest income that is spread on a level-yield basis over the remaining expected lives of the loan pools. The increases in expected cash flows also reduce the amount of expected reimbursements under the loss sharing agreements with the FDIC, which are recorded as indemnification assets. The impact of the adjustments on the Company's financial results for the current reporting period is shown below:

(In thousands, except basis points data)	Three Months Ended March 31, 2012		Year Ended December 31, 2011
Impact on net interest income/
net interest margin (in basis points)	$3,185	43 bps	$1,124	4 bps
Non-interest income	(2,778)		(978)

Net impact to pre-tax income	$407		$146

Because these adjustments will be recognized over the remaining lives of the loan pools and the remainder of the loss sharing agreements, respectively, they will impact future periods as well. The current estimate of the remaining accretable yield adjustment that will positively impact interest income is $20.8 million and the remaining adjustment to the indemnification assets that will reduce non-interest income is $18.3 million. Of the remaining adjustments, we expect to recognize $8.0 million of interest income and a $7.2 million reduction of non-interest income, for a net addition to pre-tax income of approximately $800,000 during the remainder of 2012. "It is important to reiterate that the fluctuations discussed in net interest income and that will be discussed in non-interest income create some noise, and the bottom line is a positive impact of $407,000 for the first quarter and estimated $800,000 for rest of the year," said May. The accretable yield adjustments recorded in future periods will change as we continue to evaluate expected cash flows from the acquired loan pools. Net interest margin was 3.93% for the quarter ended March 31, 2012, an increase of 6 basis points from the first quarter of 2011.

Non-Interest Income

Non-interest income for the first quarter decreased $1.9 million, or 14.9%, to $10.7 million compared to $12.6 million for the first quarter of 2011. "As previously discussed, there was a $2.8 million decrease due to reductions of the indemnification assets resulting from increased cash flows expected to be collected from the FDIC covered loan portfolios," reiterated May. Excluding the indemnification asset adjustment, non-interest income increased $921,000, or 7.3%. Income from sale of mortgage loans increased $668,000 primarily due to higher levels of refinancing. Credit card fees increased $136,000 due to a higher volume of credit and debit card transactions. Other non-interest income increased by $344,000 over the same period last year.

Non-Interest Expense

Non-interest expense for the first quarter of 2012 was $28.6 million, a decrease of $1.3 million, or 4.4%, compared to the same period in 2011. "This decrease in non-interest expense is primarily the result of the implementation of our efficiency initiatives," according to May. "Since 2008, we have focused our efforts in standardizing certain back office functions and eliminating other duplications, and we have done so with it being transparent to our customers. This is especially important during the lull of the economy and as we prepare for future acquisitions, both FDIC and traditional."

Asset Quality

During 2010, the Company acquired loans and foreclosed real estate ("OREO") through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of such loans and OREO. The loans and OREO covered by the FDIC loss share agreements and the related FDIC loss share indemnification asset were presented in the Company's financial reports as "covered" assets (i.e., covered by the FDIC loss share agreements) with a carrying value equal to the discounted net present value of expected future proceeds. At March 31, 2012, loans covered by loss share were carried at $130 million (net of discount), OREO covered by loss share was carried at $12 million (net of discount) and the FDIC loss share indemnification asset was carried at $40 million. As a result of the FDIC loss share indemnification related to these assets and the discounted net present value method of valuing these assets, such assets are excluded from the computations of the following asset quality ratios, except for their inclusion in total assets.

The Company's allowance for loan losses was $28.3 million at March 31, 2012, or 1.83% of total loans and 215% of non-performing loans. Non-performing assets as a percent of total assets were 1.14% as of March 31, 2012, a decrease from 1.18% as of December 31, 2011. Non-performing loans as a percent of total loans were 0.85% as of March 31, 2012, a decrease of 17 basis points from 1.02% as of December 31, 2011. These ratios include $3.4 million of Government guaranteed student loans that were over 90 days past due at the end of the quarter. Excluding the guaranteed past due student loans, non-performing assets as a percent of total assets were 1.03% and non-performing loans as a percent of total loans were 0.63%.

Capital

At March 31, 2012, stockholders' equity was $409 million, book value per share was $23.82 and tangible book value per share was $20.21. The Company's ratio of stockholders' equity to total assets was 12.3% and its ratio of tangible stockholders' equity to tangible assets was 10.7%, as of March 31, 2012.

"Our exceptional level of capital puts us in the 93rd percentile of our peer group and allows us to actively pursue the right opportunities that meet our strategic plan regarding mergers and acquisitions," continued May. As of March 31, 2012, the Company's regulatory capital ratios remain significantly higher than regulatory "well capitalized" guidelines:

	"Well Capitalized"	SFNC
Tier 1 Leverage Ratio	5.00%	12.11%
Tier 1 Risk-Based Capital Ratio	6.00%	22.23%
Total Risk-Based Capital Ratio	10.00%	23.49%

Stock Repurchase Program

As announced in September 2011, the Company plans to allocate its earnings, less dividends, to its stock repurchase program. Since the Company reinstituted the repurchase program, approximately 274,000 shares have been repurchased at an average price of $24.78, with approximately 372,000 shares remaining under the plan.

Simmons First National Corporation

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 88 offices, of which 84 are financial centers, in 47 communities in Arkansas, Missouri and Kansas. The Company's common stock trades on the NASDAQ Global Select Market under the symbol "SFNC".

The Simmons First National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4819

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, April 19, 2012. Interested persons can listen to this call by dialing 1-800-967-7134 (United States and Canada only) and asking for the Simmons First National Corporation conference call. A replay of the call will be available through 5:00 p.m. Central Time on April 25, 2012, by dialing 1-888-203-1112. The passcode for the replay is 8174170. In addition, the call will be available live or in recorded version on the Company's website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company's management uses these non-GAAP financial measures in their analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation's financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2012	2011	2011	2011	2011
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$34,314	$35,087	$33,408	$43,604	$35,923
Interest bearing balances due from banks	642,929	535,119	490,283	498,323	473,247
Federal funds sold	750	--	--	--	--
Cash and cash equivalents	677,993	570,206	523,691	541,927	509,170
Investment securities - held-to-maturity	481,314	525,444	504,302	406,365	501,745
Investment securities - available-for-sale	176,466	172,212	140,579	178,853	119,847
Mortgage loans held for sale	24,351	22,976	21,037	9,983	6,618
Assets held in trading accounts	7,708	7,541	5,252	7,356	7,468
Loans not covered by FDIC loss share agreements	1,543,653	1,579,769	1,631,541	1,633,660	1,619,374
Loans covered by FDIC loss share agreements	129,735	158,075	172,394	192,899	208,774
Allowance for loan losses	(28,325)	(30,108)	(29,151)	(27,796)	(27,905)
Net loans	1,645,063	1,707,736	1,774,784	1,798,763	1,800,243
FDIC indemnification asset	39,978	47,683	51,223	54,437	58,520
Premises and equipment	85,784	86,486	86,972	82,145	82,948
Foreclosed assets not covered by FDIC loss share agreements	24,542	22,887	22,159	22,441	23,686
Foreclosed assets covered by FDIC loss share agreements	11,705	11,685	13,845	13,033	12,933
Interest receivable	13,319	15,126	16,195	15,203	15,382
Bank owned life insurance	50,934	50,579	50,175	49,914	49,475
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	1,505	1,579	1,793	2,015	2,239
Other assets	18,786	17,384	20,736	20,169	18,511
Total assets	$3,320,053	$3,320,129	$3,293,348	$3,263,209	$3,269,390

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$521,202	$532,259	$531,025	$476,274	$459,628
Interest bearing transaction accounts and savings deposits	1,282,763	1,239,504	1,194,907	1,228,910	1,217,718
Time deposits less than $100,000	485,134	499,809	513,658	524,567	537,070
Time deposits greater than $100,000	365,478	378,825	395,224	377,429	387,000
Total deposits	2,654,577	2,650,397	2,634,814	2,607,180	2,601,416
Federal funds purchased and securities sold under agreements to repurchase	106,224	114,766	98,286	93,560	107,099
Short-term debt	--	272	481	628	718
Long-term debt	121,242	120,828	122,501	123,673	127,344
Accrued interest and other liabilities	28,698	25,955	29,607	34,308	33,266
Total liabilities	2,910,741	2,912,218	2,885,689	2,859,349	2,869,843

Stockholders' equity:
Common stock	172	172	173	173	173
Surplus	110,976	112,436	115,026	115,126	114,537
Undivided profits	297,776	294,864	291,830	287,870	284,420
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	388	439	630	691	417
Total stockholders' equity	409,312	407,911	407,659	403,860	399,547
Total liabilities and stockholders' equity	$3,320,053	$3,320,129	$3,293,348	$3,263,209	$3,269,390

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2012	2011	2011	2011	2011
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$37,469	$35,132	$35,202	$34,128	$34,869
Interest bearing balances due from banks	576,416	546,478	462,333	472,425	463,858
Federal funds sold	281	99	2,309	554	583
Cash and cash equivalents	614,166	581,709	499,844	507,107	499,310
Investment securities - held-to-maturity	496,002	501,812	460,951	479,371	493,128
Investment securities - available-for-sale	172,523	173,360	164,468	143,447	120,085
Mortgage loans held for sale	17,076	20,035	12,527	7,806	7,445
Assets held in trading accounts	6,845	7,375	7,428	7,462	7,598
Loans not covered by FDIC loss share agreements	1,550,341	1,590,584	1,640,439	1,618,749	1,633,298
Loans covered by FDIC loss share agreements	141,563	168,506	180,884	201,788	219,956
Allowance for loan losses	(30,896)	(29,730)	(28,299)	(27,498)	(27,073)
Net loans	1,661,008	1,729,360	1,793,024	1,793,039	1,826,181
FDIC indemnification asset	44,845	50,180	53,547	57,738	59,777
Premises and equipment	86,187	86,881	83,917	82,729	80,516
Foreclosed assets not covered by FDIC loss share agreements	23,279	22,702	22,292	23,299	23,382
Foreclosed assets covered by FDIC loss share agreements	13,048	12,409	13,467	12,722	9,171
Interest receivable	13,847	16,071	15,376	15,712	15,831
Bank owned life insurance	50,761	50,362	50,116	49,695	49,275
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	1,541	1,685	1,917	2,140	2,363
Other assets	17,952	18,562	20,307	18,296	29,784
Total assets	$3,279,685	$3,333,108	$3,259,786	$3,261,168	$3,284,451

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$494,366	$535,663	$494,982	$463,689	$436,272
Interest bearing transaction accounts and savings deposits	1,252,972	1,228,495	1,201,174	1,222,299	1,216,903
Time deposits less than $100,000	492,354	508,847	518,855	532,462	570,426
Time deposits greater than $100,000	371,168	388,470	383,688	379,289	370,004
Total deposits	2,610,860	2,661,475	2,598,699	2,597,739	2,593,605
Federal funds purchased and securities sold under agreements to repurchase	108,841	107,750	93,067	98,919	114,491
Short-term debt	6	396	579	828	865
Long-term debt	120,844	122,086	123,136	125,357	139,728
Accrued interest and other liabilities	27,417	31,303	35,683	33,954	34,480
Total liabilities	2,867,968	2,923,010	2,851,164	2,856,797	2,883,169
Total stockholders' equity	411,717	410,098	408,622	404,371	401,282
Total liabilities and stockholders' equity	$3,279,685	$3,333,108	$3,259,786	$3,261,168	$3,284,451

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2012	2011	2011	2011	2011
(in thousands, except per share data)
INTEREST INCOME
Loans not covered by loss share agreements	$22,272	$23,370	$24,366	$23,883	$24,094
Loans covered by FDIC loss share agreements	5,973	4,513	3,917	4,347	4,341
Federal funds sold	--	1	3	1	1
Investment securities	3,275	3,568	3,539	3,771	3,705
Mortgage loans held for sale	153	198	130	87	88
Assets held in trading accounts	12	7	8	9	9
Interest bearing balances due from banks	303	324	243	298	235
TOTAL INTEREST INCOME	31,988	31,981	32,206	32,396	32,473
INTEREST EXPENSE
Time deposits	2,269	2,577	2,738	2,865	3,134
Other deposits	696	779	856	934	1,042
Federal funds purchased and securities sold under agreements to repurchase	99	118	113	103	116
Short-term debt	14	14	13	12	12
Long-term debt	1,192	1,196	1,207	1,232	1,335
TOTAL INTEREST EXPENSE	4,270	4,684	4,927	5,146	5,639
NET INTEREST INCOME	27,718	27,297	27,279	27,250	26,834
Provision for loan losses	771	2,831	2,842	3,328	2,675
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	26,947	24,466	24,437	23,922	24,159
NON-INTEREST INCOME
Trust income	1,309	1,416	1,370	1,243	1,346
Service charges on deposit accounts	3,865	4,289	4,450	4,212	3,857
Other service charges and fees	792	699	695	780	806
Income on sale of mortgage loans, net of commissions	1,294	1,464	1,249	849	626
Income on investment banking, net of commissions	699	294	203	381	600
Credit card fees	4,079	4,318	4,303	4,264	3,943
Premiums on sale of student loans	--	--	--	--	--
Bank owned life insurance income	355	403	261	414	403
Net gain (loss) on assets covered by FDIC loss share agreements	(2,665)	(826)	287	323	370
Other income	995	786	871	1,865	651
TOTAL NON-INTEREST INCOME	10,723	12,843	13,689	14,331	12,602
NON-INTEREST EXPENSE
Salaries and employee benefits	16,824	15,973	15,533	16,436	17,116
Occupancy expense, net	2,081	1,930	2,224	2,100	2,189
Furniture and equipment expense	1,604	1,721	1,763	1,560	1,589
Other real estate and foreclosure expense	207	146	215	223	94
Deposit insurance	571	295	211	842	1,039
Merger related costs	--	--	--	167	190
Other operating expenses	7,350	8,381	7,654	7,331	7,728
TOTAL NON-INTEREST EXPENSE	28,637	28,446	27,600	28,659	29,945
NET INCOME BEFORE INCOME TAXES	9,033	8,863	10,526	9,594	6,816
Provision for income taxes	2,678	2,558	3,269	2,848	1,750
NET INCOME	$6,355	$6,305	$7,257	$6,746	$5,066
BASIC EARNINGS PER SHARE	$0.37	$0.37	$0.42	$0.39	$0.29
DILUTED EARNINGS PER SHARE	$0.37	$0.37	$0.42	$0.39	$0.29

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2012	2011	2011	2011	2011
(in thousands)
Tier 1 capital
Stockholders' equity	$409,312	$407,911	$407,659	$403,860	$399,547
Trust preferred securities, net allowable	30,000	30,000	30,000	30,000	30,000
Disallowed intangible assets, net of deferred tax	(47,607)	(47,889)	(48,403)	(48,923)	(49,447)
Unrealized gain on AFS securities	(388)	(439)	(630)	(691)	(417)

Total Tier 1 capital	391,317	389,583	388,626	384,246	379,683

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	14	9	6	17	14
Qualifying allowance for loan losses	22,096	22,682	23,337	22,825	22,700

Total Tier 2 capital	22,110	22,691	23,343	22,842	22,714

Total risk-based capital	$413,427	$412,274	$411,969	$407,088	$402,397

Risk weighted assets	$1,759,932	$1,805,585	$1,859,657	$1,819,494	$1,809,241

Adjusted average assets for leverage ratio	$3,231,257	$3,284,379	$3,210,283	$3,211,310	$3,234,262

Ratios at end of quarter
Equity to assets	12.33%	12.29%	12.38%	12.38%	12.22%
Tangible common equity to tangible assets	10.66%	10.61%	10.69%	10.66%	10.50%
Tier 1 leverage ratio	12.11%	11.86%	12.11%	11.97%	11.74%
Tier 1 risk-based capital ratio	22.23%	21.58%	20.90%	21.12%	20.99%
Total risk-based capital ratio	23.49%	22.83%	22.15%	22.37%	22.24%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2012	2011	2011	2011	2011
(in thousands)
Loan Portfolio - End of Period (1)
Consumer
Credit cards	$175,013	$189,970	$182,886	$181,216	$176,544
Student loans	44,059	47,419	50,620	53,574	57,181
Other consumer	110,001	109,211	112,947	107,411	110,954
Total consumer	329,073	346,600	346,453	342,201	344,679
Real Estate
Construction	109,979	109,825	113,317	139,217	142,261
Single-family residential	349,009	355,094	353,917	355,566	358,152
Other commercial	537,807	536,372	550,410	540,011	546,659
Total real estate	996,795	1,001,291	1,017,644	1,034,794	1,047,072
Commercial
Commercial	144,772	141,422	138,724	142,897	144,298
Agricultural	69,598	85,728	123,873	104,526	72,205
Total commercial	214,370	227,150	262,597	247,423	216,503
Other	3,415	4,728	4,847	9,242	11,120
Total Loans	$1,543,653	$1,579,769	$1,631,541	$1,633,660	$1,619,374

(1) Excludes loans covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Treasury	$4,000	$4,000	$4,000	$4,000	$4,000
U.S. Government agencies	267,991	308,779	291,795	190,294	289,844
Mortgage-backed securities	59	62	67	70	75
State and political subdivisions	208,334	211,673	207,510	211,071	206,896
Other securities	930	930	930	930	930
Total held-to-maturity	481,314	525,444	504,302	406,365	501,745
Available-for-Sale
U.S. Government agencies	157,631	153,627	121,939	157,836	97,830
Mortgage-backed securities	2,528	2,557	2,624	2,664	2,657
FHLB stock	6,241	6,237	6,231	8,604	9,604
Other securities	10,066	9,791	9,785	9,749	9,756
Total available-for-sale	176,466	172,212	140,579	178,853	119,847
Total investment securities	$657,780	$697,656	$644,881	$585,218	$621,592
Fair value - HTM investment securities	$486,743	$532,206	$511,617	$411,531	$505,150

Investment Securities - QTD Average
Taxable securities	$459,164	$466,369	$418,179	$415,101	$405,257
Tax exempt securities	209,361	208,803	207,240	207,717	207,956
Total investment securities - QTD average	$668,525	$675,172	$625,419	$622,818	$613,213

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2012	2011	2011	2011	2011
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$30,108	$29,151	$27,796	$27,905	$26,416
Loans charged off
Credit cards	997	1,262	1,140	1,145	1,156
Other consumer	226	530	450	621	289
Real estate	2,539	885	255	1,682	343
Commercial	129	226	345	745	95
Total loans charged off	3,891	2,903	2,190	4,193	1,883

Recoveries of loans previously charged off
Credit cards	210	244	261	237	237
Other consumer	156	100	219	131	154
Real estate	930	436	151	147	247
Commercial	41	249	72	241	59
Total recoveries	1,337	1,029	703	756	697
Net loans charged off	2,554	1,874	1,487	3,437	1,186
Provision for loan losses	771	2,831	2,842	3,328	2,675
Balance, end of quarter	$28,325	$30,108	$29,151	$27,796	$27,905

Non-performing assets (1)
Non-performing loans
Nonaccrual loans
Real estate	$6,898	$10,315	$12,810	$11,823	$12,872
Commercial	942	1,253	1,177	1,583	1,173
Consumer	1,299	1,339	1,356	1,400	1,546
Total nonaccrual loans	9,139	12,907	15,343	14,806	15,591
Loans past due 90 days or more
Government guaranteed student loans	3,434	2,483	2,496	3,113	2,627
Other loans	606	785	777	721	1,117
Total loans past due 90 days or more	4,040	3,268	3,273	3,834	3,744
Total non-performing loans	13,179	16,175	18,616	18,640	19,335
Other non-performing assets
Foreclosed assets held for sale	24,542	22,887	22,159	22,441	23,686
Other non-performing assets	1	--	191	235	246
Total other non-performing assets	24,543	22,887	22,350	22,676	23,932
Total non-performing assets	$37,722	$39,062	$40,966	$41,316	$43,267
Performing TDRs (troubled debt restructurings)	$11,531	$11,391	$10,393	$10,298	$10,653

Ratios (1)
Allowance for loan losses to total loans	1.83%	1.91%	1.79%	1.70%	1.72%
Allowance for loan losses to non-performing loans	214.93%	186.14%	156.59%	149.12%	144.32%
Non-performing loans to total loans	0.85%	1.02%	1.14%	1.14%	1.19%
Non-performing assets (including performing TDRs) to total assets	1.48%	1.52%	1.56%	1.58%	1.65%
Non-performing assets to total assets	1.14%	1.18%	1.24%	1.27%	1.32%
Non-performing assets to total assets (excluding Gov't guaranteed student loans)	1.03%	1.10%	1.17%	1.17%	1.24%
Annualized net charge offs to total loans	0.66%	0.47%	0.36%	0.85%	0.29%
Annualized net credit card charge offs to total credit card loans	1.75%	2.20%	1.94%	2.08%	2.06%
Annualized net charge offs to total loans (excluding credit cards)	0.52%	0.24%	0.17%	0.70%	0.07%
Past due loans >30 days (excluding nonaccrual)	0.83%	0.82%	0.71%	0.87%	1.41%
Past due loans >30 days (excluding nonaccrual) (excluding Gov't guaranteed student loans)	0.47%	0.56%	0.46%	0.60%	1.13%

(1) Excludes assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2012	2011	2011	2011	2011

ASSETS

Earning Assets
Interest bearing balances due from banks	0.21%	0.24%	0.21%	0.25%	0.21%
Investment securities	2.69%	2.81%	3.02%	3.23%	3.27%
Mortgage loans held for sale	3.60%	3.92%	4.12%	4.47%	4.79%
Assets held in trading accounts	0.71%	0.38%	0.43%	0.48%	0.48%
Loans, including covered loans (1)	6.72%	6.29%	6.16%	6.22%	6.23%
Total interest earning assets	4.51%	4.38%	4.53%	4.60%	4.64%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and savings accounts	0.22%	0.25%	0.28%	0.31%	0.35%
Time deposits	1.06%	1.14%	1.20%	1.26%	1.35%
Total interest bearing deposits	0.56%	0.63%	0.68%	0.71%	0.79%
Federal funds purchased and securities sold under agreement to repurchase	0.37%	0.43%	0.48%	0.42%	0.41%
Other borrowings	4.01%	3.92%	3.91%	3.95%	3.89%
Total interest bearing liabilities	0.73%	0.79%	0.84%	0.87%	0.95%

NET INTEREST MARGIN/SPREAD

Net interest spread	3.78%	3.59%	3.69%	3.73%	3.69%
Net interest margin - quarter-to-date	3.93%	3.76%	3.86%	3.90%	3.87%
Net interest margin - year-to-date	3.93%	3.85%	3.87%	3.88%	3.87%

(1) Covered loans are loans covered by FDIC loss share agreements.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2012	2011	2011	2011	2011
(in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.37	$0.37	$0.42	$0.39	$0.29
Core earnings (excludes nonrecurring items) (non-GAAP)	6,355	6,305	7,257	6,245	5,181
Diluted core earnings per share (non-GAAP)	0.37	0.37	0.42	0.36	0.30
Cash dividends declared per common share	0.20	0.19	0.19	0.19	0.19
Cash dividends declared - amount	3,444	3,271	3,296	3,297	3,292
Return on average stockholders' equity	6.21%	6.10%	7.05%	6.69%	5.12%
Return on tangible equity	7.36%	7.34%	8.47%	8.08%	6.24%
Return on average assets	0.78%	0.75%	0.88%	0.83%	0.63%
Net interest margin (FTE)	3.93%	3.76%	3.86%	3.90%	3.87%
FTE adjustment - investments	1,192	1,219	1,221	1,241	1,239
FTE adjustment - loans	11	12	12	13	13
Amortization of intangibles	74	214	222	224	224
Amortization of intangibles, net of taxes	45	130	135	136	136
Average shares outstanding	17,215,027	17,250,718	17,348,460	17,342,165	17,296,684
Average earning assets	2,961,047	3,008,249	2,931,339	2,931,602	2,945,951
Average interest bearing liabilities	2,346,185	2,356,044	2,320,499	2,359,154	2,412,417

YEAR-TO-DATE
Diluted earnings per share	$0.37	$1.47	$1.10	$0.68	$0.29
Core earnings (excludes nonrecurring items) (non-GAAP)	6,355	24,988	18,683	11,426	5,181
Diluted core earnings per share (non-GAAP)	0.37	1.45	1.08	0.66	0.30
Cash dividends declared per common share	0.20	0.76	0.57	0.38	0.19
Cash dividends declared - amount	3,444	13,156	9,885	6,589	3,292
Return on average stockholders' equity	6.21%	6.25%	6.30%	5.91%	5.12%
Return on tangible equity	7.36%	7.54%	7.61%	7.17%	6.24%
Return on average assets	0.78%	0.77%	0.78%	0.73%	0.63%
Net interest margin (FTE)	3.93%	3.85%	3.87%	3.88%	3.87%
FTE adjustment - investments	1,192	4,920	3,701	2,480	1,239
FTE adjustment - loans	11	50	38	26	13
Amortization of intangibles	74	884	670	448	224
Amortization of intangibles, net of taxes	45	537	407	272	136
Average shares outstanding	17,215,027	17,309,488	17,329,293	17,319,550	17,296,684
Average diluted shares outstanding	17,223,085	17,317,850	17,338,676	17,352,606	17,329,740
Average earning assets	2,961,047	2,954,285	2,936,297	2,938,777	2,945,951
Average interest bearing liabilities	2,346,185	2,362,028	2,364,023	2,385,787	2,412,417

END OF PERIOD
Book value per share	$23.82	$23.70	$23.52	$23.28	$23.06
Tangible book value per share	20.21	20.09	19.92	19.67	19.43
Shares outstanding	17,182,526	17,212,317	17,329,775	17,348,775	17,327,601
Full-time equivalent employees	1,077	1,083	1,070	1,095	1,082
Total number of ATM's	102	102	102	102	103
Total number of financial centers	84	84	84	84	85
Parent company only - investment in subsidiaries	384,713	381,236	379,331	375,686	372,773
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2012	2011	2011	2011	2011
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$6,355	$6,305	$7,257	$6,746	$5,066
Nonrecurring items
Gain on sale of MasterCard stock (1)	--	--	--	(1,132)	--
Merger related costs	--	--	--	167	190
Branch right sizing	--	--	--	141	--
Tax effect	--	--	--	323	(75)
Net nonrecurring items	--	--	--	(501)	115
Core earnings (non-GAAP)	$6,355	$6,305	$7,257	$6,245	$5,181

Diluted earnings per share	$0.37	$0.37	$0.42	$0.39	$0.29
Nonrecurring items
Gain on sale of MasterCard stock (1)	--	--	--	(0.07)	--
Merger related costs	--	--	--	0.01	0.01
Branch right sizing	--	--	--	0.01	--
Tax effect	--	--	--	0.02	--
Net nonrecurring items	--	--	--	(0.03)	0.01
Diluted core earnings per share (non-GAAP)	$0.37	$0.37	$0.42	$0.36	$0.30

YEAR-TO-DATE
Net Income	$6,355	$25,374	$19,069	$11,812	$5,066
Nonrecurring items
Gain on sale of MasterCard stock (1)	--	(1,132)	(1,132)	(1,132)	--
Merger related costs	--	357	357	357	190
Branch right sizing	--	141	141	141	--
Tax effect	--	248	248	248	(75)
Net nonrecurring items	--	(386)	(386)	(386)	115
Core earnings (non-GAAP)	$6,355	$24,988	$18,683	$11,426	$5,181

Diluted earnings per share	$0.37	$1.47	$1.10	$0.68	$0.29
Nonrecurring items
Gain on sale of MasterCard stock (1)	--	(0.07)	(0.07)	(0.07)	--
Merger related costs	--	0.02	0.02	0.02	0.01
Branch right sizing	--	0.01	0.01	0.01	--
Tax effect	--	0.02	0.02	0.02	--
Net nonrecurring items	--	(0.02)	(0.02)	(0.02)	0.01
Diluted core earnings per share (non-GAAP)	$0.37	$1.45	$1.08	$0.66	$0.30

(1) Gain from liquidation of Class B shares received as part of MasterCard's 2006 IPO.

CONTACT:	DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000